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Exhibit 99.3

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Mrs. Fields' Original Cookies, Inc.:

        Under date of March 7, 2003, we reported on the consolidated balance sheet of Mrs. Fields' Original Cookies, Inc. (a Delaware corporation) and subsidiaries as of December 28, 2002, and the related consolidated statements of operations and comprehensive loss, stockholder's deficit and cash flows for the year ended December 28, 2002. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audit.

        In our opinion, the consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material aspects, the information set forth therein.

        As discussed in note 2 of the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," in 2002.

KPMG LLP

Salt Lake City, Utah
March 7, 2003

        This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with Mrs. Fields' Original Cookies, Inc. and subsidiaries consolidated financial statements as of December 29, 2001 and for each of the fiscal years in the two year period ended December 29, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this Annual Report on Form 10-K because Arthur Andersen LLP has ceased operations.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We have audited, in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of December 30, 2000 and December 29, 2001 and for each of the three years in the period ended December 29, 2001 and have issued our report thereon dated March 1, 2002. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

/s/ ARTHUR ANDERSEN LLP Arthur Andersen LLP

Salt Lake City, Utah
March 1, 2002

Exhibit 99.3

MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at beginning of period	Additions	Deductions	Balance at end of period
Allowance for Doubtful Accounts:
Year Ended December 28, 2002	$1,144,000	$320,000	$387,000	$1,077,000

Year Ended December 29, 2001	$1,673,000	$486,000	$1,015,000	$1,144,000

Year Ended December 30, 2000	$932,000	$809,000	$68,000	$1,673,000

Store Closure and Other Reserves:
Store Closure Reserve	$3,039,000	$75,000	$1,204,000	$1,910,000
Legal Accrual	150,000	154,000	198,000	106,000

Year Ended December 28, 2002	$3,189,000	$229,000	$1,402,000	$2,016,000

Store Closure Reserve	$3,779,000	$378,000	$1,118,000	$3,039,000
Legal Accrual	85,000	607,000	542,000	150,000

Year Ended December 29, 2001	$3,864,000	$985,000	$1,660,000	$3,189,000

Store Closure Reserve	$7,194,000	$277,000	$3,692,000	$3,779,000
Legal Accrual	234,000	—	149,000	85,000

Year Ended December 30, 2000	$7,428,000	$277,000	$3,841,000	$3,864,000

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  Exhibit 99.3